SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 1, 2017

Strategic Environmental & Energy Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54987	02-0565834
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

751 Pine Ridge Road, Golden, Colorado 80403
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (720) 460-3522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01

Completion of Acquisition or Disposition of Assets.

On August 1, 2017 Strategic Environmental & Energy Resources, Inc ("the Company or SEER") announced it has completed the sale of its wholly owned railcar cleaning division, Tactical Cleaning Company, LLC (“Tactical”) to Tactical Cleaning Acquisition LLC, an affiliate of New Seneca Partners. The Company received $2.4 million at the close on July 31, 2017 and will receive guaranteed payments of $1.1 million over the next three years. In addition, SEER is entitled to receive an additional $1.5 million based on Tactical’s performance over the next three years. The sale contract represents a total possible purchase price of $5.0 million.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated August 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Environmental & Energy Resources, Inc

Date:	August 1, 2017
By	/s/ J. John Combs III
J. John Combs III
Chief Executive Officer